Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Dawson Geophysical Company:

We consent to the incorporation by reference in the Registration Statement (No. 333-146460) on Form S-8, and (No. 333-180563) on Form S-3, of Dawson Geophysical Company of our report dated December 5, 2012, with respect to the consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows, of Dawson Geophysical Company for the year ended September 30, 2012.

/s/ KPMG LLP

Dallas, Texas

December 15, 2014